Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Joel Brooks	Kim Sutton Golodetz
Chief Financial Officer	(kgolodetz@lhai.com)
(jbrooks@senesco.com)
(732) 296-8400

SENESCO TECHNOLOGIES REPORTS FIRST QUARTER FISCAL 2005

FINANCIAL RESULTS

NEW BRUNSWICK, N.J. (November 15, 2005) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX: SNT) reported financial results for the three months ended September 30, 2004.

The net loss for the first quarter of fiscal 2005 was $553,382, or $0.04 per share, compared with a net loss of $1,400,482, or $0.12 per share, in the comparable period in fiscal 2004.  The decrease of $847,100, or 60.5%, in net loss was primarily the result of a reduction in general and administrative expenses and research and development expenses.

The Company reported revenues of $12,498 during the three-month period ended September 30, 2004 from the amortized portion of the initial fee on a development and license agreement.  The Company reported no revenues during the three-month period ended September 30, 2003.

Total operating expenses for the first quarter of fiscal 2005 were $573,748, compared with $1,411,393 for the comparable period in fiscal 2004.  This decrease in operating expenses was primarily the result of a decrease in stock-based compensation and research and development expenses, which was partially offset by an increase in other general and administrative expenses.

Research and development expenses for the three-month periods ended September 30, 2004 and September 30, 2003 were $245,985 and $272,001, respectively, a decrease of $26,016, or 9.6%.  This decrease was primarily the result of a decrease in costs related to certain human health research projects that were completed during the year ended June 30, 2004.

General and administrative expenses, inclusive of stock-based compensation, for the first quarter of fiscal 2005 were $327,763, down from $1,139,392 for the comparable period in fiscal 2004.  During the quarter ended September 30, 2004, there was a decrease in stock-based compensation which was primarily the result of a warrant being granted in connection with a financial advisory agreement during the three-month period ended September 30, 2003, which was partially offset by an increase in other general and administrative expenses primarily as a result of an increase in payroll and benefits and investor relations expenses.

At September 30, 2004, Senesco had cash and investments of approximately $3.5 million and working capital of $3.1 million.

Recent Corporate Highlights

Subsequent to the end of the first quarter of fiscal 2005, on October 19, 2004, Senesco entered into a license agreement with the Broin Companies (“Broin”) to license the Company’s proprietary gene technology to Broin to improve aspects of Broin’s ethanol production capabilities.  Senesco will receive an annual payment for each Broin facility that incorporates Senesco’s technology.

Also subsequent to the end of the first quarter of fiscal 2005, Senesco participated in the Rodman & Renshaw Techvest Healthcare Conference, held October 26–28, 2004 at the Waldorf Astoria Hotel in New York.  President & CEO Bruce Galton presented at the conference on October 27, 2004.

Recent Research and Development Highlights

On August 10, 2004, Senesco was granted it’s second Patent, which is entitled “DNA Encoding A Plant Lipase, Transgenic Plants and A Method For Controlling Senescence in Plants”, from the United States Patent and Trademark Office (“PTO”).

On September 2, 2004, Senesco and Rahan Meristem. Ltd announced that its second round of banana field trials in Israel yielded positive results. Rahan Meristem, Senesco’s 50/50 joint venture partner for development of delayed-senescence bananas, confirmed that harvested fruit from the second trial showed a shelf-life enhancement of up to 100% in comparison to control fruit. In addition to the shelf-life benefits, field trials are being conducted in tropical locations through this winter to generate disease resistance data for banana plants.

Subsequent to the end of the first quarter of fiscal 2005, Senesco’s researchers presented two abstracts at the joint meeting of the International Cytokine Society and the International Society for Interferon and Cytokine Research, which was held in San Juan, Puerto Rico, from October 21-25, 2004. The topic of this year’s meeting was “Cytokines in Cancer and Immunity.”

Also subsequent to the end of the first quarter of fiscal 2005, the peer-reviewed journal, “Investigative Ophthalmology and Visual Science,” has published Senesco’s study entitled “The Role of eIF5A in TNF — alpha — Mediated Apoptosis of Lamina Cribrosa Cells” in the October 2004 issue.

The full text of the Company’s press releases is available at www.senesco.com.

About Senesco Technologies, Inc.

Senesco takes its name from the scientific term for the aging of plant cells: senescence. The Company has developed technology that regulates the onset of cell death. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables. The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence. Senesco has begun to explore ways to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine. Accelerating apoptosis may have applications to development of cancer treatments. Delaying apoptosis may have applications to certain diseases such as Alzheimer’s, glaucoma, ischemia and arthritis, among others. Senesco partners with leading-edge companies and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products. Senesco is headquartered in New Brunswick, New Jersey, and utilizes research laboratories at the University of Waterloo in Ontario, Canada and the University of Colorado in Denver, Colorado, as well as other institutions.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the successful conversion of the Company’s letter of intent into a license agreement; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30, 2004	For the Three Months Ended September 30, 2003	From Inception on July 1, 1998 through September 30, 2004

Revenue	$12,498	$—	$239,165

Operating Expenses:
General and administrative	327,763	1,139,392	10,237,166
Research and development	245,985	272,001	3,909,101
Total Operating Expenses	573,748	1,411,393	14,146,267

Loss From Operations	(561,250)	(1,411,393)	(13,907,102)

Sale of state income tax loss	—	—	433,282
Other noncash income	—	—	185,627
Interest income, net	7,868	10,911	159,870
Net Loss	$(553,382)	$(1,400,482)	$(13,128,323)

Basic and Diluted Net Loss Per Common Share	$(0.04)	$(0.12)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	13,787,848	11,880,045

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2004	June 30, 2004
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$119,294	$186,248
Short-term investments	3,348,358	3,949,774
Prepaid expenses and other current assets	59,816	93,967
Total Current Assets	3,527,468	4,229,989

Property and equipment, net	46,707	51,702
Intangibles, net	1,088,852	922,214
Security deposit	7,187	7,187
TOTAL ASSETS	$4,670,214	$5,211,092

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$148,852	$69,008
Accrued expenses	227,659	287,626
Deferred revenue	20,835	33,333
Total Current Liabilities	397,346	389,967

Grant payable	90,150	90,150
TOTAL LIABILITIES	487,496	480,117

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 30,000,000 shares, issued and outstanding 13,789,750 and 13,787,250 shares, respectively	137,898	137,873
Capital in excess of par	17,173,143	17,168,043
Deficit accumulated during the development stage	(13,128,323)	(12,574,941)
Total Stockholders’ Equity	4,182,718	4,730,975

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,670,214	$5,211,092

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